SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 33-131084

Date of Report: September 30, 2007

FLEURS DE VIE, INC

 (Exact name of registrant as specified in its charter)

Nevada                                                                                                                                            20-2388650

 (State of other jurisdiction of

                                                                                                   (IRS Employer

incorporation or organization                                                                                                Identification No.)

c/o American Union Securities 100 Wall Street – 15th Floor, New York, NY                                   10005

 (Address of principal executive offices)                                                                                          (Zip Code)

212-232-0120

 (Registrant’s telephone number including area code)

206 E. Roosevelt, Boerne, TX                                                                                                                78006

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Appointment of Certain Officers

On September 30, 2007 Harold A. Yount, Jr. resigned from his positions as President, Secretary and Treasurer of Fleurs de Vie, Inc., and as a member of its Board of Directors.

On the same date, the Board of Directors elected Dr. Huakang Zhou to serve as Chief Executive Officer and Chief Financial Officer of Fleurs de Vie, Inc., and to serve as a member of its Board of Directors.  Information regarding Dr. Zhou follows.

Dr. Huakang Zhou.  Since 1993 Dr. Huakang Zhou has been employed as chairman of the board of Warner Technology and Investment Corp. a New Jersey corporation that he organized in 1993. Warner Technology provides international training and market consulting services. Warner is licensed by the People’s Republic of China to serve as an official host for Chinese government officials and business executives in the US. As part of the hosting process Warner also provides training programs to assist visiting Chinese officials and business executives with the transition to doing business in the US. These services include market and product analysis, assistance with product distribution and distribution agreements, joint ventures, and introductions to strategic partners.  Dr. Zhou holds a Ph.D. degree in Operations Research that was awarded in 1989 by the Polytechnic University of New York.  He is 55 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2007

FLEUR DE VIE, INC.

By: /s/ Dr. Huakang Zhou

      Dr. Huakang Zhou, Chief Executive Officer